CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Glasgal Communications, Inc.:

As independent public accountants, we hereby consent to the incorporation of our report dated August 2, 1996, included in this Form 10-K, into the Company's previously filed Registration Statements, File Numbers 33-87122, 33-94802, 33-93470, 333-08381, 333-03414 and 333-09509.


                                                  ARTHUR ANDERSEN LLP


Roseland, New Jersey
August 12, 1996